Exhibit 1

JOINT FILING AGREEMENT

We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by any or all of us, will be filed, on behalf of each of us.

Date: February 10, 2026	CASCADE INVESTMENT, L.L.C.

	By	*
		Name:	Alan Heuberger (1)
		Title:	Attorney-in-fact for Michael Larson, Business Manager

WILLIAM H. GATES III

	By	*
		Name:	Alan Heuberger (2)
		Title:	Attorney-in-fact

	*By:	/s/ Alan Heuberger
Alan Heuberger

(1)	Duly authorized under Special Limited Power of Attorney appointing Alan Heuberger attorney-in-fact, dated October 11, 2013, by and on behalf of Michael Larson, filed as Exhibit 99.1 to Amendment No. 9 to Cascade’s Schedule 13D with respect to Western Asset/Claymore Inflation-Linked Opportunities & Income Fund on December 11, 2013, SEC File No. 005-81261, and incorporated by reference herein.

(2)	Duly authorized under Special Limited Power of Attorney appointing Alan Heuberger attorney-in-fact, dated August 12, 2008, by and on behalf of William H. Gates III, filed as Exhibit 99.2 to Amendment No. 1 to Cascade’s Schedule 13D with respect to Otter Tail Corporation on April 15, 2009, SEC File No. 005-06638, and incorporated by reference herein.